Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “BIOXCEL THERAPEUTICS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF MARCH, A.D. 2017, AT 4:48 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6363738 8100 SR# 20172117681	Authentication: 202300675 Date: 03-30-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
CERTIFICATE OF INCORPORATION	Delivered 04:48 PM 03/29/2017
FILED 04:48 PM 03/29/2017
OF	SR 20172117681 - File Number 6363738

BIOXCEL THERAPEUTICS, INC.

FIRST:                                                      The name of the corporation is BioXcel Therapeutics, Inc. (the “Corporation”).

SECOND:                                       The address of the Corporation’s registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The Corporation’s registered agent at such address is Corporation Service Company.

THIRD:                                                  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law, as the same may be amended and supplemented from time to time (the “DGCL”).

FOURTH:                                     The total number of shares of stock that the Corporation shall have authority to issue is One Hundred Thousand (100,000) shares of common stock, par value of $0.001 per share. The powers, preferences and rights, and the qualifications, limitations or restrictions thereof shall be determined by the Corporation’s Board of Directors.

FIFTH:                                                    The name and address of the incorporator is as follows:

Diane M. Cooper

Wiggin and Dana LLP

265 Church Street

New Haven, CT 06510

SIXTH:                                                   The Corporation’s Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

SEVENTH:                              Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH:                                       To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article Eighth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL or any such other law of the State of Delaware as so amended. No amendment to or repeal of this Article Eighth shall adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment or repeal.

NINTH:                                                  The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify and advance expenses to (a) its directors and officers and (b) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section as amended or supplemented (or any successor); provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Corporation shall not indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by its Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment to or repeal of this Article Ninth shall adversely affect any right or protection of a director, officer or such other indemnified person of the Corporation existing at the time of, or increase the liability of any director, officer or such other indemnified person of the Corporation with respect to any acts or omissions of such director, officer or such other indemnified person occurring prior to, such amendment or repeal.

TENTH:                                              Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or the Corporation’s certificate of incorporation or bylaws or (d) any action asserting a claim governed by the internal affairs doctrine.

ELEVENTH:                   The Corporation hereby renounces, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any business opportunities that are presented to any of its directors or stockholders who are not otherwise employed by the Corporation other than business opportunities that are presented to any director or stockholder acting in his or her capacity as a director or stockholder of the Corporation. No amendment to or repeal of this Article Eleventh shall adversely affect any right or protection of a director or stockholder of this Corporation existing at the time of, or increase the liability of any director or stockholder of this Corporation with respect to any acts or omissions of such director or stockholder occurring prior to, such amendment or repeal.

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the DGCL, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true and, accordingly, have hereto set my hand this 29th day of March, 2017.

/s/ Diane M. Cooper
Diane M. Cooper, Incorporator